Exhibit 10

AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 10 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 25, 2008, amends and supplements the Amended and Restated Credit Agreement dated as of April 14, 2000, as amended to date (as so amended, the “Credit Agreement”), among Ladish Co., Inc., a Wisconsin corporation (the “Company”), the financial institutions party thereto (the “Lenders”) and U.S. Bank National Association (formerly Firstar Bank, National Association), as agent for the Lenders (in such capacity, the “Agent”).

RECITAL

        The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

AGREEMENTS

        In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Lenders and the Agent agree as follows:

        1.    Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Amendment No. 10 to Amended and Restated Credit Agreement (“Amendment No. 10”). This Amendment No. 10 is a Loan Document.

        2.    Amendments to Credit Agreement. The Credit Agreement is amended as follows:

            (a)     The defined term “Revolving Note Maturity Date” in section 1 of the Credit Agreement is amended by deleting the date “April 25, 2008” therein and inserting “April 24, 2009” in its place.

            (b)     Section 6.7 is amended in its entirety to read as follows:

6.7 Limitations on Acquisitions, Advances and Investments. Acquire stock issued by a corporation, all or substantially all of the assets of any Person, an ownership interest in any limited liability company or any partnership or joint venture interest or make any loan, advance or extension of credit to any Person except (a) the purchase of United States government bonds and obligations; (b) extensions of credit to customers in the ordinary course of business of the Company or any Subsidiary; (c) the purchase of bank certificates of deposit issued by a bank having a long-term certificate of deposit rating of A or better from Standard &Poor’s Rating Services (or an equivalent rating from another national rating agency), (d) commercial paper with a maturity not exceeding 90 days; (e) investments of the Company in any Subsidiary in existence on the Closing Date, and loans and advances to wholly owned Subsidiaries of the Company and advances by any Subsidiary to the Company or to another wholly owned Subsidiary; (f) deposits in deposit accounts at banks; (g) investments in bank repurchase agreements; (h) loans and advances to employees and agents in the ordinary course of business for travel and entertainment expenses and similar items; (i) partnership and joint ventures entered into in the ordinary course of business; (j) nonhostile acquisitions of the assets or 100% of the stock or other ownership interest of a Person, provided that (A) no Default or Event of Default exists at the time of such acquisition or would be created by such acquisition, and (B) the Company provides the Agent with a proforma financial covenant compliance certificate and supporting proforma financial statements evidencing that the Company will comply with all financial covenants herein immediately following the closing of such acquisition; (k) the purchase by the Company of its stock to the extent permitted under section 6.1; and (l) advances and similar payments to foreign Subsidiaries to the extent permitted under section 6.16.

        3.    Closing Conditions. This Amendment No. 10 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:

            (a)    Secretary’s Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation or By-Laws of the Company or to the resolutions of the Board of Directors of the Company related to the financing under the Agreement since the most recent date on which copies thereof were furnished to the Agent; and

            (b)    Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 10 as the Agent shall reasonably request.

        4.    Representations and Warranties. The Company represents and warrants that:

            (a)    Corporate Power, Authority, Etc. The execution and delivery by the Company of this Amendment No. 10 and the performance by the Company under the Credit Agreement, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and

            (b)    Representations and Warranties in Loan Documents. The representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.

        5.    Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 10.

        6.    Governing Law. This Amendment No. 10 shall be governed by the laws of the State of Wisconsin.

        7.    Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 10, remains in full force and effect.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 10 as of the date first written above.

LADISH CO., INC.
BY: /s/ Wayne E. Larsen
Its: Vice President Law/Finance & Secretary
U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
BY: /s/ Matthew J. Schulz
Its: Vice President
JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, NA), as a Lender
BY: /s/ Glenn M. Margraff
Its: Vice President

[Signature Page to Amendment No. 10]